UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

Near Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39843	85-3187857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W Walnut St., Suite A-4 Pasadena, California 91124	91124
(Address of principal executive offices)	(Zip Code)

(628) 889-7680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NIR	The Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock for $11.50 per share	NIRWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information related to the Forbearance Agreements (as defined below) set forth in Item 2.04 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, Near Intelligence, Inc. (the “Company”) is party to that certain Financing Agreement dated November 4, 2022 (as amended from time to time, the “Financing Agreement”) with Near Intelligence LLC (a wholly owned subsidiary of the Company) as borrower, certain of the Company’s other subsidiaries party thereto as guarantors, the lenders party thereto, and Blue Torch Finance LLC, as administrative agent and collateral agent (“Blue Torch”). The Financing Agreement provides for senior secured term loans in an initial principal amount of up to $100.0 million and with interest accruing at a floating rate per annum equal to the adjusted Term SOFR plus 9.75% (subject to a floor set at 3.891% as of the effective date). Interest is payable quarterly and the borrowings under the Financing Agreement are scheduled to mature on November 4, 2026.

Pursuant to the Financing Agreement, (i) on or prior to March 31, 2023, the Company was required to (x) raise additional capital from the issuance of subordinated indebtedness or equity securities (“Junior Capital”) in an amount that, together with net cash proceeds from the Trust Account (as defined in the Financing Agreement), equaled or exceeded $8.0 million, and (y) secure commitments consisting of Junior Capital (“Committed Junior Investments”) of at least $8.5 million in the aggregate, and (ii) on or prior to April 15, 2023, the Committed Junior Investments must have been funded with net cash proceeds of at least $8.5 million ((i) and (ii) together, the “Junior Capital Financing Conditions”). The failure to meet the Junior Capital Financing Conditions before the applicable date would result in a mandatory prepayment event of the Company’s outstanding obligations pursuant to the Financing Agreement. If the mandatory prepayment was made within three business days following the date on which the applicable condition was not satisfied, no event of default would have occurred.

On March 31, 2023, the Company raised additional Junior Capital in an amount which, together with the net proceeds from the Trust Account, equaled or exceeded $8.0 million. However, the Company did not fully satisfy the other Junior Capital Financing Conditions, and, as a result, the Company was required to prepay all outstanding obligations under the Financing Agreement. The Company did not make such prepayment and its failure to comply with such mandatory prepayment obligation constituted an event of default under the Financing Agreement.

In addition, pursuant to the Financing Agreement, (i) from April 15, 2023 until April 30, 2023, the Company was required to not permit its Liquidity (as defined in the Financing Agreement) to be less than the sum of (x) $15.0 million and (y) the DB/Harbert Deferred Payment Amount (as defined in the Financing Agreement), and (ii) from May 1, 2023 forward, the Company is required to not permit its Liquidity to be less than the sum of (x) $20.0 million and (y) the DB/Harbert Deferred Payment Amount. As of April 15, 2023 and May 1, 2023, the Company’s Liquidity was less than the minimums required under the Financing Agreement and, as a result, the Company is in breach of the applicable covenants and such breaches constitute events of default under the Financing Agreement (the “Liquidity Defaults”). Furthermore, the Liquidity Defaults constitute Specified Events of Default (as defined in the Financing Agreement), resulting in a 2.00% increase in the interest rate per annum until the date the events of default are cured or waived in writing and a $5.0 million deferred consent fee, which deferred consent fee will be added to the outstanding principal amount of the loans under the Financing Agreement.

As of March 31, 2023, the aggregate amount owed under the Financing Agreement, including accrued interest, was $104.2 million.

On May 5, 2023, the Company entered into a Forbearance Agreement with Blue Torch (the “Initial Forbearance Agreement”), pursuant to which Blue Torch agreed to temporarily forbear from exercising its default-related rights and remedies against the Company solely with respect to the events of default related to the Junior Capital Financing Conditions and the Liquidity Defaults (collectively, the “Existing Defaults”) during the period beginning on the date of the Initial Forbearance Agreement and ending on the earlier to occur of (i) certain bankruptcy-related defaults under the Financing Agreement, (ii) the date on which Blue Torch delivers a notice terminating the forbearance period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default (as defined therein), or (iii) May 10, 2023. On May 10, 2023, the Company entered into another Forbearance Agreement with Blue Torch (the “Extended Forbearance Agreement”, and, together with the Initial Forbearance Agreement, the “Forbearance Agreements”), which is substantially similar to the Initial Forbearance Agreement except that the forbearance period will end on the earlier to occur of (i) certain bankruptcy-related defaults under the Financing Agreement, (ii) the date on which Blue Torch delivers a notice terminating the forbearance period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default, or (iii) May 20, 2023. Although the Company is actively negotiating with Blue Torch to address the Existing Defaults, and Blue Torch has not delivered any formal notice of default or event of default with respect to the Existing Defaults, upon termination of the forbearance period under the Extended Forbearance Agreement, Blue Torch may, among other rights and remedies under the Financing Agreement, declare all or any portion of the outstanding loans under the Financing Agreement to be accelerated and due and payable. As of May 10, 2023, the aggregate amount owed under the Financing Agreement, including accrued interest, was $102.1 million, excluding the $5.0 million deferred consent fee.

As previously disclosed, the Company has issued certain convertible debentures pursuant to that certain Securities Purchase Agreement by and among the Company and the investors listed therein, dated March 31, 2023 (the “Convertible Debentures”). The Convertible Debentures include a cross-default provision such that, if any event of default under the Financing Agreement results in the indebtedness thereunder becoming or being declared due and payable and such default is not remedied or waived, the holders of the Convertible Debentures may, upon notice to the Company, elect to declare the full unpaid principal amount of the Convertible Debentures, together with any interest and other amounts owed in respect thereof, immediately due and payable in cash. As of May 10, 2023, Convertible Debentures in an aggregate principal amount of $5,969,325 were outstanding. In the event Blue Torch delivers a formal notice of default or event of default, which would also result in a cross-default under the Convertible Debentures, the Company has determined that, in such scenario, there would be substantial doubt about the Company’s ability to continue as a going concern.

The foregoing description of the Forbearance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Initial Forbearance Agreement and the Extended Forbearance Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On May 9, 2023, the Company issued 81,794 shares of the Company’s common stock (“Common Stock”) to Northland Securities, Inc. (“Northland”), representing $325,000 payable to Northland as compensation for Northland’s services as a capital markets advisor in connection with the Company’s previously disclosed business combination transaction (the “Northland Shares”).

On May 9, 2023, the Company issued 2,522,068 shares of Common Stock (the “CF Advisory Fee Shares”) to Cantor Fitzgerald & Co. (“CF&CO”) in accordance with the terms of the previously disclosed Omnibus Fee Amendment Agreement dated March 22, 2023 among the Company, CF&CO and CF Principal Investments LLC. The CF Advisory Fee Shares were issued in lieu of a $6,000,000 cash advisory fee otherwise payable to CF&CO pursuant to the an engagement letter between the Company and CF&CO related to the Company’s previously disclosed business combination transaction.

On May 9, 2023, the Company issued 1,173,747 shares of Common Stock to BTIG, LLC (“BTIG”) and 95,169 shares of Common Stock to IBS Holding Corporation dba I-Bankers Securities Inc. (collectively, the “Deferred Compensation Shares”) in accordance with the terms of the previously disclosed Letter Agreement dated March 22, 2023 between BTIG and the Company. The Deferred Compensation Shares were issued as deferred underwriting compensation in the aggregate amount of $3,018,750, which was originally payable pursuant to the Underwriting Agreement, dated as of January 6, 2021, relating to the Company’s initial public offering.

The Northland Shares, the CF Advisory Fee Shares and the Deferred Compensation Shares were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Forbearance Agreement, by and among Near Intelligence, Inc., Near Intelligence LLC, the Guarantors party thereto, the Required Lenders party thereto and Blue Torch Finance LLC, dated May 5, 2023, incorporated herein by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 filed on May 10, 2023.
10.2	Forbearance Agreement, by and among Near Intelligence, Inc., Near Intelligence LLC, the Guarantors party thereto, the Required Lenders party thereto and Blue Torch Finance LLC, dated May 10, 2023, incorporated herein by reference to Exhibit 10.19.1 to the Registrant’s Registration Statement on Form S-1 filed on May 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2023

NEAR INTELLIGENCE, INC.

	By:	/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer

4